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Exhibit 99.1

GMAC Educational Loan Funding Trust-I
Statements to Noteholders
For the period ending August 31, 2003

        Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer. The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer's knowledge. In some circumstances, certain expenses have been accrued.

        12.04(a)    the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$1,700,000
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—

$1,700,000

        12.04(b)    the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes*	63,711
A-2AR Notes	66,127
A-3AR Notes	42,778
B-1AR Notes	11,978

184,594

        12.04(c)    the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

        12.04(d)    the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$199,869,333

        12.04(e)    the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$73,450,000
A-2AR Notes	78,000,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000

$215,450,000

        12.04(f)    the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Auction Rate
A-1AR Notes	1.100%
A-2AR Notes	1.120%
A-3AR Notes	1.110%
B-1AR Notes	1.130%

        12.04(g)    the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees Paid
Master servicing fees	2,500
Sub-servicing fees	23,055

        12.04(h)    the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees (Annual fee of $22,000 paid in May)	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	42,224
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	—
Fees paid to Indenture Trustee/Eligible Lender Trustee (Annual fee of $49,500 paid in April)	—

        12.04(i)    the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	Principal	Interest	Total
	$933,182	547,030	1,480,212

    Of the total amount recovered, $1,480,212 was received as of 8-31-03. The remaining amount of $35,684 was in-transit as of 8-31-03, and was received in early September.

        12.04(j)    the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

Reserve Fund	Balance	Withdrawals
	$2,200,000	—

Acquisition Fund:

12.04(k) the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;	$1,700,000

Note—$1,700,000 attributable to A1 Note redemption
12.04(l) the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;	$—

12.04(m) the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;	$—

        12.04(n)    the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

        12.04(o)    the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0–30 days	329	$8,974,483
31–60 days	143	3,938,800
61–90 days	92	2,568,203
91–120 days	36	970,122
Over 120 days	130	3,643,799
Claims filed	—	—

        12.04(p)    the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$4,114,130	2,511	4,116,641
Reserve Fund	2,200,000	2,152	2,202,152
Acquisition Fund	2,774,714	2,899	2,777,613
Student Loan Receivable	199,869,333	1,522,664	201,391,997

Total	$208,958,177	1,530,226	210,488,403

Class	Balance	Accrued Interest	Total
A-1AR Notes	$73,450,000	42,642	73,492,642
A-2AR Notes	78,000,000	29,120	78,029,120
A-3AR Notes	50,000,000	15,417	50,015,417
B-1AR Notes	14,000,000	5,273	14,005,273

	$215,450,000	92,452	215,542,452

        12.04(q)    the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	386	14,366,205	7.19%
Financed Student Loans in deferment	843	29,457,268	14.74%

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GMAC Educational Loan Funding Trust-I Statements to Noteholders For the period ending August 31, 2003